Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT UPCOMING INVESTOR CONFERENCES

RUTLAND, VERMONT (February 8, 2006) – Casella Waste Systems, Inc. (NASDAQ: CWST) announced today that the company’s management will be presenting at the following investor conferences:

•                  Deutsche Bank Small Cap Growth Conference on Wednesday, February 15, 2006 at 10:30 am. The Deutsche Bank conference is being held at the Ritz Carlton in Naples, FL

•                  Raymond James 27th Annual Institutional Investors Conference on Monday, March 6, 2006 at 9:15 am. The Raymond James conference is being held at the Hyatt Grand Regency in Orlando, FL

•                  Citigroup 19th Annual Global Industrial Manufacturing Conference on Tuesday, March 7, 2006 at 11:15 am.  The Citigroup conference is being held at the Grand Hyatt in New York City

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these three conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentation will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer, or Ned Coletta, director of investor relations at
(802) 775-0325, or visit the company’s website at http://www.casella.com.

02/08/2006